EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 23, 2009 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of PharmaNet Development Group, Inc. (formerly SFBC International, Inc.) on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of PharmaNet Development Group, Inc. on Form S-3 (File No. 333-120152, effective November 4, 2004 as amended on January 28, 2005; File No. 333-122634 effective February 8, 2005 as amended March 8, 2005; File No. 333-145317 effective August 10, 2007 as amended August 8, 2008), and on Form S-8 (File No. 333-118022, effective August 6, 2004; File No. 333-85270 effective April 1, 2002 as amended on March 24, 2005; File No. 333-123536, effective March 24, 2005, File No. 333-150124 effective April 4, 2007, File No. 333-151469 effective June 6, 2008, and File No. 333-151495 effective June 6, 2008).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 23, 2009